EXHIBIT 21
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             SUBSIDIARIES OF BANYAN STRATEGIC REALTY TRUST


  NAME OF SUBSIDIARY                             STATE OF ORGANIZATION
  -------------------                            ----------------------
  Banyan/Morgan Milwaukee Limited Partnership    Illinois
  Banyan/Morgan Willowbrook L.P.                 Illinois
  BSLT Milwaukee Corp.                           Illinois
  BSRT Lexington Trust                           Massachusetts
  BSRT Lexington B Corp.                         Illinois
  BSRT/M&J Northlake Limited Partnership         Illinois
  BSRT Merger Corp.                              Illinois
  BSRT Newtown Trust                             Massachusetts
  BSRT Northlake Festival Corp.                  Illinois
  BSRT Kentucky Management Corp.                 Illinois
  BSRT Riverport Trust                           Massachusetts
  BSRT/STM Business Center Trust                 Massachusetts
  BSRT Willburr Corp.                            Illinois
  BSRT Woodcrest Office Corp.                    Illinois
  BSRT Woodcrest Office Park Limited Partnership Illinois
  Banyan/Morgan MOC Limited Partnership          Illinois
  BSRT Brook Corp.                               Illinois
  BSRT UPREIT Corp.                              Illinois
  BSRT UPREIT Limited Partnership                Illinois
  BSRT Butterfield Office Plaza L.L.C.           Illinois
  BSRT Southlake L.L.C.                          Illinois
  BSRT University Square L.L.C.                  Illinois
  BSRT Technology Center L.L.C.                  Illinois
  BSRT Airways Plaza L.L.C.                      Illinois
  BSRT Management Corp.                          Illinois
  BSRT Peachtree Pointe L.L.C.                   Illinois
  BSRT 316 Business Center L.L.C.                Illinois
  BSRT Avalon Center L.L.C.                      Illinois
  BSRT Sand Lake Tech Center L.L.C.              Illinois
  BSRT Park Center L.L.C.                        Illinois
  BSRT Metric Plaza L.L.C.                       Illinois
  BSRT Avalon Ridge L.L.C.                       Illinois
  BSRT University Corporate Center L.L.C.        Illinois
  BSRT Fountain Square L.L.C.                    Illinois
  BSRT Phoenix Business Park L.L.C.              Illinois
  BSRT Portfolio Corp.                           Illinois
  Tower Lane Limited Partnership                 Illinois
  Butterfield O'Hare L.P.                        Illinois
  BSRT Milwaukee Elmhurst L.L.C.                 Illinois
  BSRT Johns Creek L.L.C.                        Illinois
  BSRT Portfolio C Corp.                         Illinois
  Banyan/Morgan Wisconsin L.L.C.                 Illinois
  Banyan/Morgan Elmhurst L.L.C.                  Illinois
  BSRT Technology Park (GA.) L.L.C.              Illinois
  BSRT Portfolio B Corp.                         Illinois
  BSRT Oklahoma Woodrun L.L.C.                   Illinois
  BSRT Oklahoma Winchester Run L.L.C.            Illinois
  BSRT Oklahoma Country Creek L.L.C.             Illinois
  BSRT Oklahoma Willowpark L.L.C.                Illinois
  BSRT Commerce Center L.L.C.                    Illinois